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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 1998

                           CONSOLIDATED GRAPHICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         TEXAS                         0-24068               76-0190827
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
      OF INCORPORATION)                                   IDENTIFICATION NO.)

                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)
       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977
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ITEM 5. OTHER EVENTS

     On November 3, 1998, Consolidated Graphics, Inc. ("CGX") announced the completion of the acquisition of Metropolitan Printing Service, Inc. of Bloomington, Indiana. A copy of the press release is attached hereto as Exhibit 99.

     The attached press release may contain forward-looking information. Readers are cautioned that such information involves risks and uncertainties, including the possibility that events may occur which preclude completion of pending or future acquisitions by CGX.

     Additionally, CGX included the following discussion of its Year 2000 issues in a recent filing on Form S-4 ("Registration Statement") dated October 30, 1998.

     The following information may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, make various assumptions, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in CGX's filings with the Securities and Exchange Commission. The risk factors and other matters discussed below could cause CGX's actual results to differ materially from those contained in any forward- looking statement.
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RISK FACTORS

YEAR 2000 COMPLIANCE

     CGX has undertaken a Year 2000 compliance program to ensure that it will be Year 2000 compliant by December 31, 1999. While CGX believes substantially all of the equipment utilized in its printing operations will not be affected by the Year 2000 issue, certain of its management information systems and associated computer equipment are not currently Year 2000 compliant. While CGX is scheduling upgrades to its hardware and software where necessary to address this issue and anticipates that substantially all such systems will be made Year 2000 compliant, there can be no assurance that this will be accomplished on a timely basis. The ability of third parties with which CGX transacts business to address their Year 2000 issues is outside CGX's control. Although Year 2000 problems with any one customer or supplier should not have a material adverse effect on CGX, the disruption of a significant number of businesses could materially and adversely affect CGX.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YEAR 2000

     The Year 2000 issue results from the historical use in computer software programs of a two-digit abbreviation in date fields to represent the year. Certain computer programs, including programs embedded in various equipment, may fail to properly function when confronted with dates which contain the two-digit year "00". These processing errors have the potential to cause system failures or disrupt normal operations.

     CGX has reviewed and is continuing to review its business risks associated with the Year 2000 issue. CGX believes that substantially all of the equipment used in its printing operations, including its pre-press and press equipment and its equipment used to finish and deliver its products, will not be materially affected by the Year 2000 issue. Certain of CGX's management information systems and associated computer equipment are not currently Year 2000 compliant. The majority of these management information systems are maintained by third-party vendors and employ software that is specifically designed for the printing industry. Substantially all of these vendors have recently released software versions which are Year 2000 compliant. CGX is scheduling upgrades of its hardware and software to implement the Year 2000 compliant versions and presently anticipates that substantially all such systems will be Year 2000 compliant as early as Summer 1999 but in any event no later than December 31, 1999. While the upgrades may be implemented at an accelerated pace as a result of the Year 2000 issue, the cost of implementing these software upgrades is not expected to be materially in excess of CGX's recurring investment in management information systems.

     In addition, CGX is in the process of assessing its exposure to business disruptions as a result of the Year 2000 issues of its suppliers and customers. CGX has communicated with many of its suppliers to assess each such supplier's Year 2000 readiness. Based on responses received to date, and because there are many suppliers of paper, ink and other materials used in printing operations, CGX does not believe that it is materially dependent on any one supplier and that it will be able to obtain materials to continue its operations without
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significant disruption after the Year 2000.

     CGX has a large and diversified customer base comprised of thousands of customers in locations throughout the United States and is not dependent on any one customer or group of customers for its revenues. As such, CGX does not anticipate that the demand for its commercial printing services would be materially adversely affected as a result of Year 2000 issues unless such issues had a widespread effect on its customer base.

     Like many manufacturing companies, the operation of CGX's businesses is dependent upon the operation of many other businesses, the disruption of any one or even a number of which as a result of the Year 2000 issue would not have a material effect on the business of CGX. However, should a significant number of such businesses suffer disruptions as a result of the Year 2000 issue, CGX's operations could be adversely affected.

     As part of its ongoing review of the Year 2000 issue, CGX evaluates and addresses Year 2000 issues for its acquisition targets and implements appropriate remedial action as necessary for acquired companies.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  EXHIBITS

     The following exhibit is filed herewith:


      99 Press release of Consolidated Graphics, Inc. dated November 3, 1998, related to the announcement of the acquisition of Metropolitan Printing Service, Inc. of Bloomington, Indiana.


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                                    SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                               CONSOLIDATED GRAPHICS, INC.
                                                       (Registrant)
                                          By: /s/ Randall D. Keys
                                                    Randall D. Keys
                                             Vice President-Finance and
                                               Chief Financial Officer


Date:  November 4, 1998

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